UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2008

AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

IOWA	001-31911	42-1447959
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5000 Westown Parkway, Suite 440, West Des Moines, Iowa	50266
(Address of Principal Executive Offices)	(Zip Code)

(515) 221-0002
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a): Non-reliance on Previously issued Financial Statements or a Related Audit Report or Completed Interim Review

American Equity Investment Life Holding Company ("AEL") will file amendments to its reports on Form 10Q for the quarterly periods ending June 30, 2007 and September 30, 2007 to correct an error in the calculation of policy benefit reserves under SFAS 133. This error, which was isolated to one spreadsheet calculation, affected the amount of policy benefit reserves reported in the company’s unaudited consolidated balances sheets as of June 30, 2007 and September 30, 2007, as well as the change in fair value of embedded derivatives, amortization of deferred policy acquisition costs, amortization of deferred sales inducements, income tax expense and net income reported in the company’s unaudited consolidated statements of income for the three and six months ended June 30, 2007 and three and nine months ended September 30, 2007. Accordingly, the amendments will include a restatement of the unaudited consolidated balance sheets, unaudited consolidated statements of changes in stockholders’ equity, unaudited consolidated statements of cash flows and unaudited consolidated statements of income for the affected periods. The unaudited consolidated financial statements on Form 10-Q for the quarterly periods ending June 30, 2007 and September 30, 2007 can no longer be relied upon.

Attached hereto are amendments to the company’s unaudited financial supplements as of June 30, 2007 and September 30, 2007 which include the corrected policy benefit reserves under SFAS 133 and related items within the unaudited consolidated income statements as identified above. The amended unaudited financial supplements reflect the adjustments to SFAS 133 line items used in the calculation of the company’s operating income, a non-GAAP financial measure the company has consistently used to measure its financial performance. Because the error is limited to the effects of SFAS 133 of the calculation of policy benefit reserves and related items, there is no impact on nor restatement of the company’s operating income for any period.

The error in the SFAS 133 calculation of policy benefit reserves, which was discovered by management, occurred in the manual transfer of data from one spreadsheet to another in connection with the SFAS calculations for the three month periods ending June 30, 2007 and September 30, 2007. This resulted in an understatement of approximately 0.1% (one-tenth of one percent) of policy benefit reserves at the end of each of these quarters. As noted above, the error also affects several line items in the company’s unaudited consolidated income statements, including the change in fair value of embedded derivatives, amortization of deferred policy acquisition costs, amortization of deferred sales inducements, income tax expense and net income. The corrections of these items resulted in a material change to the Company’s GAAP net income as previously reported.

On February 15, 2007, AEL’s management and the audit committee of the company’s board of directors concluded that the Company’s unaudited consolidated financial statements as of and for the three and six months ended June 30, 2007 and as of and for the three and nine months ended September 30, 2007 should be restated to correct this error. Solely for this reason, investors should rely on the resulting restated unaudited consolidated financial statements as of and for the three and six months ending June 30, 2007 and as of and for the three and nine months ending September 30, 2007. Management and the audit committee of the company’s board of directors have discussed these matters with its independent registered public accounting firm, KPMG LLP.

Item 7.01 Regulation FD Disclosure

Attached and incorporated herein by reference as Exhibit 99.1 are Financial Supplements issued by the American Equity Investment Life Holding Company (the "Company") with respect to the second quarter ending June 30, 2007 and the third quarter ending September 30, 2007. The information in this report, including Exhibit 99.1 attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

99.1 Financial Supplements dated June 30, 2007 and September 30, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 20, 2008
AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

		By:	/s/ Wendy L. Carlson
Wendy L. Carlson
Chief Financial Officer and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Financial Supplements dated June 30, 2007 and September 30, 2007

3